Exhibit 99.1

NEWS

For Release Monday, August 1, 2005 at 4:05 p.m. ET:

WJ Communications Appoints Mark Knoch as VP of Operations

Experienced Operations Executive Brings Over 18 Years of Semiconductor Industry Experience

SAN JOSE, Calif.—(BUSINESS WIRE)—Aug. 1, 2005—WJ Communications (Nasdaq:WJCI - News), a leading designer and supplier of RF solutions for the wireless infrastructure and RFID reader markets, today announced that it has appointed Mark S. Knoch as Vice President, Operations. Mr. Knoch brings over 18 years of semiconductor industry experience in operations and planning. Mr. Knoch replaces Dr. Neil Morris who has resigned from the Company. Dr. Morris was previously responsible for operations as well as technology initiatives at the Company.

“I am excited to bring Mark on board as we have worked together successfully in operations at other semiconductor companies,” commented Bruce Diamond, Chief Executive Officer and President of WJ Communications. “With his solid operational background, years of industry experience and strategic insight, Mark is a strong addition to the management team at WJ. He will be instrumental in achieving our goals of driving further efficiencies into our manufacturing and accelerating the introduction of new products.”

Until recently, Mr. Knoch was Vice President, Operations at Zilog Corporation, where he was responsible for all manufacturing and supply chain activities for the entire company. Prior to this, he served as Vice President, Supply Chain for Sipex, Inc., an analog semiconductor company, where he was responsible for managing all aspects of the supply chain used for the manufacturing of products. Mr. Knoch has also held senior planning positions at ANADIGICS, Inc., and American Microsystems Incorporated. He holds a Bachelor of Science degree in electrical engineering from Kansas State University.

About WJ Communications

WJ Communications, Inc. is a leading provider of radio frequency (RF) solutions serving multiple markets targeting wireless communications, RF identification (RFID), broadband cable, and defense and homeland security. WJ addresses the RF challenges in these multiple markets with its highly reliable amplifiers, mixers, RF integrated circuits (RFICs), RFID reader modules, chipsets, and multi-chip (MCM) modules. For more information visit www.wj.com or call 408-577-6200.

This release contains forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) including financial projections, statements as to the plans and objectives of management for future operations, and statements as to the Company’s future economic performance, financial condition or results of operations. These forward-looking statements are not historical facts but rather are based on current expectations about our industry, our beliefs and our assumptions. Words such as “may,” “will,” “expects,” “intends,” “plans,” “believes,” “seeks” “could” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors, including, but not limited to, the actual success of deploying 3G in the second half of 2005, the actual future success in building relationships with major OEMs from RFID business in 2005, our actual future performance in wireless infrastructure for 2005, actual revenue performance in the second quarter of 2005 and Risk Factors as contained in the Company’s recent Form 10-K for year ended 2004 and such other factors as described from time to time in the Company’s filings with the Securities & Exchange Commission which are available on the SEC website at www.sec.gov. The forward-looking statements contained in this press release represent the Company’s views as of August 1, 2005. Readers of this release are cautioned not to place undue reliance on these forward-looking statements. Although subsequent events may cause the Company’s view to change, the Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this press release, whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to the date of this release.

WJ Communications	Investor Relations Contacts:
Ephraim Kwok	Chris Danne, Rakesh Mehta
Chief Financial Officer	the blueshirt group for WJ Communications
408-577-6219	415-217-7722
ephraim.kwok@wj.com	chris@blueshirtgroup.com
rakesh@blueshirtgroup.com